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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)



                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in the Form 10-KSB for the year ended December 31, 2002 of Community Central Bank Corporation of our Independent Auditor's Report, dated January 24, 2003, on the consolidated financial statements of Community Central Bank Corporation as of December 31, 2002 and 2001, which report is included in the 2002 Stockholder Report of Community Central Bank Corporation.





S/PLANTE & MORAN, PLLC
----------------------

Auburn Hills, Michigan

March 25, 2003